                                                                   Exhibit 10.11
                                                                   -------------



                       Form of Master Services Agreement
                       ---------------------------------

     This Agreement, dated as of __________ (the "Effective Date"), by and
                                                 ---------------
between TIBCO Finance Technology Inc., a Delaware corporation ("TFT"), and TIBCO
                                                                ---
Software Inc., a Delaware corporation ("TSI").
                                        ---

     WHEREAS, TFT and TSI have entered into an Amended and Restated License, Maintenance and Distribution Agreement, dated May 28, 1999, as the same may be further amended, the "Agreement"); and
                      ---------

     WHEREAS, TSI is currently contemplating an initial public offering, TFT has moved to a new corporate headquarters, TFT and its affiliates and agents and assigns (the "Providers") currently provide certain support services to the TSI,
              ---------
and TFT and TSI have agreed that the Providers from time to time will continue to provide certain of such services to TSI or its designees (the "Recipients")
                                                                  ----------
after the Effective Date, all as more fully set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


     1.  Definitions.  Capitalized terms shall have the meanings ascribed to
         -----------
them in this Agreement.

     2.  Services to be Provided.
         -----------------------

     (a) Services.  At TSI's option, TFT hereby agrees to provide, or cause
         --------
another Provider to provide, to the Recipient any one or more of the services as listed and upon terms and conditions set forth in Schedules 1 through __ (the

"Services") for a period of time not to exceed the maximum term of one (1) year
---------
(unless otherwise expressly set forth for a longer period in any such Schedule with respect to any such particular Service); provided, if TSI has requested
                                              --------
Services pursuant to this Agreement for a term expiring prior to the maximum term, such Recipient may extend such term at any time, provided that any such extension shall not extend beyond the maximum term.

     (b) Assistance.  (i)  Services and Dispute Resolution Coordination.  In
         ----------        --------------------------------------------
addition to the persons named in the Schedules, listed on Annex A attached hereto are the persons who TSI and TFT have designated as knowledgeable persons who will provide continuous oversight and coordination of, and communicate concerning disputes with respect to, the Services, who will be available to the Recipients and the Providers during normal business hours and who will be responsible for providing for or delegating the provision of assistance regarding the Services. (ii) Documentation. TFT will provide, or cause the
                               -------------
Provider to provide, to the Recipient at its expense all service operating manuals and other materials relating to the Services and, as reasonably requested by the Recipient, any supplements or updates to the service operating manuals or other materials; subject to Section 10, the Recipient may duplicate the materials provided pursuant to this clause.

     (c) Updating.  The parties have exercised due diligence in preparing this
         --------
Agreement and the Schedules, which Schedules are intended to describe all of the Services currently provided by the Providers to TSI to the extent necessary to conduct the business of TSI in all material respects as currently conducted but the parties anticipate that the complexity of the transactions contemplated by this Agreement may result in incomplete Schedules. Each party will promptly notify the other if it becomes aware of additional items that were inadvertently omitted from a Schedule, or additional information which, if known at the time a Schedule was originally prepared, would have caused the parties to have prepared the Schedule in a different manner. The parties will cooperate in good faith to promptly update the Schedules as necessary and appropriate to reflect any additional items or information that is discovered after the execution of this Agreement; provided, however, that TFT shall not be obligated to materially increase any of its obligations hereunder unless expressly agreed in writing by TFT.

     3.  Term and Termination.
         --------------------

     (a) This is a master agreement and shall be construed as a separate and independent agreement for each and every Service provided under this Agreement. Each of the Schedules is hereby incorporated in its entirety by reference herein. Any specific Service may be subject to termination by the parties. Any termination of this Agreement with respect to any Service shall not terminate the Agreement with respect to any other Service then being provided subject to this Agreement.

     (b) This Agreement will expire with respect to any Service at the end of the stated term provided in Section 2(a).

     (c) Subject to paragraph (a) of this Section, TSI may terminate this Agreement (i) for breach with respect to any Service upon written notice, unless within a period of thirty (30) days after such notice the Provider that is in breach remedies such breach and (ii) for any reason with respect to any Service upon ninety (90) days' notice. Upon the effective date of such termination, each party will, and will cause the relevant Provider or Recipient to, return immediately to the all of the Provider's or Recipient's Confidential Information and Equipment (each as defined below) associated with the provision of the Service in the possession or control of the Recipient or Provider, as the case may be.

     (d) After any termination or expiration of this Agreement pursuant to the terms hereof, Sections 3(c), 4, 5(c), 6, 10, 13-20 and 22-25 shall survive.

     4.  Compensation; and Taxes.  Prices and invoicing for each of the Services
         -----------------------
provided hereunder will be determined in accordance with terms set forth in the respective

Schedule relating to such Service. Each party will pay all taxes for which it is the primary obligor as a result of the provision of Services under this Agreement.

     5.  Representations.
         ---------------

     (a) TFT.  TFT hereby represents to Buyer that:  (i) it is duly organized,
         ---
validly existing and has the authority to execute, deliver and perform its obligations under this Agreement; (ii) this Agreement has been duly authorized by all necessary corporate action, has been duly executed and delivered and (assuming the due execution and delivery of this Agreement by, and binding effect of this Agreement on, Buyer) constitutes its legal, valid, binding and enforceable obligation (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to creditors rights and to general equity principles and, as to enforcement, to regulatory supervision); (iii) the performance of its or any Provider's obligations hereunder does not (and will not) violate any provision of law or any material agreement applicable to it; and (iv) it and the Providers have in effect (and will continue to maintain in effect) all material registrations, approvals, authorizations and consents required by any government authority in order to effect the provision of the Services hereunder.

     (b)  TSI.  TSI hereby represents to TFT that: (i) it is duly organized,
          ---
validly existing and has the authority to execute, deliver and perform its obligations under this Agreement; (ii) this Agreement has been duly authorized by all necessary corporate action, has been duly executed and delivered and (assuming the due execution and delivery of this Agreement by, and binding effect of this Agreement on, WF and WFB) constitutes its legal, valid, binding and enforceable obligation (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to creditors rights and to general equity principles and, as to enforcement, to regulatory supervision); (iii) the performance of its or any Recipient's obligations hereunder does not (and will not) violate any provision of law or any material agreement applicable to it; and (iv) it and the Recipients have in effect (and will continue to maintain in effect) all material registrations, approvals, authorizations and consents required by any government authority in order to effect the provision of the Services hereunder.

     (c) THE WARRANTIES STATED IN THIS SECTION ARE THE SOLE AND EXCLUSIVE WARRANTIES MADE BY TFT AND TSI. THERE ARE NO OTHER WARRANTIES RESPECTING THE SERVICES PROVIDED UNDER THIS AGREEMENT, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE EVEN IF TSI HAS BEEN INFORMED OF SUCH PURPOSE. NO AGENT OF TFT OR TSI IS AUTHORIZED TO ALTER OR EXCEED THE WARRANTY OBLIGATIONS OF ANY PARTY AS SET FORTH HEREIN.


     6.  Indemnity.  (a) TFT agrees to indemnify each of the Recipients and each
         ---------
of its directors, officers, employees and agents (the "Indemnified Recipient
                                                       ---------------------
Parties") for, and to hold
-------
each of the Indemnified Recipient Parties harmless against, any direct loss, liability or expense, including without limitation any tax, penalties or expenses, incurred as a result of any breach of this Agreement, any violation of laws, rules or regulations or of the gross negligence or bad faith on the part of TFT or its Providers (it being acknowledged that so long as any Provider is in compliance with the service levels and procedures described in the relevant Schedule, no gross negligence or bad faith shall be imputed to such Provider), arising out of or in connection with the provision of Services as provided hereunder, or the failure to perform any Services, including the costs and expenses of defending any claim of liability and of enforcing this provision.

          (b) TSI agrees to indemnify each of the Providers and each of its directors, officers, employees and agents (the "Indemnified Provider Parties")
                                                ----------------------------
for, and to hold each of the Indemnified Provider Parties harmless against, any direct loss, liability or expense, including without limitation any tax, penalties or expenses, incurred as a result of any violation of laws, rules or regulations or of the gross negligence or bad faith on the part of TSI or its Recipients, arising out of or in connection with the provision of Services as provided hereunder, including the costs and expenses of defending any claim of liability and of enforcing this provision.


          (c) NEITHER PARTY SHALL NOT BE RESPONSIBLE TO THE OTHER OR ANY PROVIDER OR RECIPIENT FOR ANY LOST DATA, DOWN-TIME, LOSS-OF-PROFIT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE SERVICES OR THIS AGREEMENT. Neither party shall be liable hereunder for cumulative damages greater than one hundred percent (100%) of the service fees having then actually been paid, or which are then payable, to TFT under the terms of this Agreement for the relevant Services. TSI, on its behalf and on behalf of its Recipients, releases TFT and its Providers from all obligations, liability, claims or demands relating to the Services and this Agreement in excess of the limitation provided for herein. THE PARTIES ACKNOWLEDGE THAT THE LIMITATIONS SET FORTH IN THIS SECTION ARE INTEGRAL TO THE AMOUNT OF FEES LEVIED IN CONNECTION WITH THE SERVICES RENDERED HEREUNDER AND THAT, WERE TFT TO ASSUME ANY FURTHER LIABILITY OTHER THAN AS SET FORTH HEREIN, SUCH FEES WOULD OF NECESSITY BE SET SUBSTANTIALLY HIGHER.

     7.  Policies and Procedures.  TFT and TSI agree that Provider will perform
         -----------------------
the Services or cause the Services to be performed in accordance with the reasonable policies and procedures as adopted by the Provider from time to time and supplied by the Provider. TFT and TSI each agree that, if, in the course of performing the Services, any Recipient believes that a policy or procedure of the Provider should be modified or amended in any respect, the Recipient shall so recommend to TFT and TFT shall cause such recommendation to be considered in good faith but shall not be obligated to effect any policy or procedure changes.

     8.  Equipment.  At Recipient's or Provider's expense, as mutually agreed,
         ---------
and after giving reasonable notice to the Recipient, the Provider may install or maintain computer terminals, printers, servers, network equipment or other computer input, processing or output devices (collectively "Equipment") that will be connected to the computer system
                       ---------
of the Recipient or Provider (the "Computer System") to provide Services. TFT
                                   ---------------
will ensure that the Equipment meets the equipment certification standards established by the Recipient for similar equipment connected to its Computer System. TSI and TFT each agree that it and its Providers or Recipients shall not alter or modify the Computer System of a Provider or Recipient in any way that detrimentally affects its functioning or performance without the prior written consent of the Recipient or Provider, as the case may be. Equipment acquired at Recipient's expense shall remain the property of the Recipient and acquired at Provider's expense shall remain the property of Provider.

     9.  Insurance.  TFT and TSI will cause each Provider's and Recipient's
         ---------
public liability and property damage insurance policies to be (i) appropriately endorsed to insure the interests of the Recipient or Provider, as the case may be, against all risks to which it may be exposed by reason of the provision of Services under this Agreement and (ii) [???of such types and in such amounts as are not less than the limits of the public liability and property damage insurance maintained by any Provider or Recipient with insurers of recognized responsibility].

     10.  Confidentiality.
          ---------------

     (a) Confidential Information.  Secret or confidential information,
         ------------------------
including, without limitation, client and prospective client lists, source code, object code, manufacturing, financial and marketing data, orders, forecasts, plans, designs, drawings and specifications of the Provider or Recipient (the

"Disclosing Party"), that is or has been provided to the Recipient or Provider
-----------------
(the "Receiving Party") and which is marked as "Confidential" (or with a similar
      ---------------
designation) or which the Receiving Party should reasonably know is confidential information (hereafter "Confidential Information"), will be treated as
                        ------------------------
confidential and not further disclosed to any person who is not an affiliate of the Receiving Party, or a director, officer, employee or agent of such affiliate or Receiving Party, without the prior written consent of the Disclosing Party, except as provided under the terms of this Agreement, for the later of December 31, 2009 or for ten ears from the date such Confidential Information was first received, unless such information (i) was already in the possession of the Receiving Party, (ii) is placed in the public domain through no fault of the Receiving Party, (iii) is independently developed by the Receiving Party, or
(iv) becomes rightfully available to the Receiving Party through other sources without restriction on disclosure. Nothing contained in this paragraph will act or is intended to affect or limit the obligations of any party to this Agreement regarding confidentiality and nondisclosure of Confidential Information provided for elsewhere in this Agreement. If any Receiving Party to this Agreement is served with a subpoena or other legal process (or a request from applicable regulators) requiring the production or disclosure of any Confidential Information, then TSI (if the Receiving Party is a Recipient) or TFT (if the Receiving Party is a Provider) will immediately notify the Disclosing Party, and will in good faith attempt to permit the Disclosing Party at its expense to intervene and contest such disclosure or production. TFT and TSI each agrees that, if TFT or TSI, or any Provider or Recipient, is to be the subject of an internal or external audit involving or referencing anything relating to the Services or the provision thereof, the relevant Recipient or Provider, as the case may be, shall have a right to receive advance notice thereof within a reasonable period of time before such audit, a right to participate meaningfully in such audit process and a meaningful opportunity to review and comment on such audit processes or materials before such audit becomes final in each case to the extent such audit could reasonably be expected to materially affect the rights, reputation or obligations of such Recipient or Provider.

     (b) Non-Disclosure.  TSI (if the Receiving Party is a Recipient) or TFT (if
         --------------
the Receiving Party is a Provider) each agree that the Receiving Party will (i) allow access to the Disclosing Party's Confidential Information only to affiliates of the Receiving Party or the directors, officers, employees and agents of such affiliates and the Receiving Party; and (ii) take reasonable precautions to maintain the confidentiality of the Disclosing Party's Confidential Information, which in no event will be less than those precautions that such employs to protect its own proprietary information.



     11.  Relationships among the Parties, Recipients and Providers.  Nothing in
          ---------------------------------------------------------
this Agreement shall cause the relationship between TSI on the one hand and TFT on the other, or between any Provider on the one hand and any Recipient on the other, to be deemed to constitute a partnership or joint venture. Neither TSI on the one hand nor TFT on the other, nor any Provider on the one hand nor any Recipient on the other, shall have any authority, express or implied, to bind, commit or act as agent for the other in any way except as provided herein. Each Recipient and Provider shall be responsible for the salaries, payroll taxes, severance costs and benefits of its own employees [???], and the terms of this Agreement are not intended to constitute the parties, or the Recipients or the Providers, as a joint employer for any purpose. Each of the parties agrees that the provisions of this Agreement as a whole are not intended to, and do not, constitute control of the other party (or any affiliates thereof) or provide it with the ability to control such other party (or any affiliates thereof), and each party hereto expressly disclaims any right or power under this Agreement to exercise any power whatsoever over the management or policies of the other (or any affiliates thereof). Nothing in this Agreement shall oblige either party hereto to act in breach of the requirements of any law, rule or regulation applicable to it, including securities, export and privacy laws, written policy statements of securities commissions and other regulatory authorities, and the by-laws, rules, regulations and written policy statements of relevant securities and self-regulatory organizations.


     12.  Books and Records.  At TFT's or TSI's request, the other will make
          -----------------
available, during normal business hours, the books and records relating to Services provided hereunder for inspection and photocopying by the other's agents, auditors, accountants or other representatives.



          13.  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
               -------------
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in San Jose County, California for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce any order or any judgment of such courts such personal jurisdiction shall be nonexclusive.

     14.  Dispute Resolution.
          ------------------

     (a)  Mandatory Arbitration.  The parties hereto shall promptly submit any
          ---------------------
dispute, claim, or controversy arising out of or relating to this Agreement and/or the provision of Services hereunder, including, without limitation, effect, validity, breach, interpretation, performance, or enforcement (collectively, a "Dispute") to binding arbitration in San Francisco, California
                  -------
at the offices of the American Arbitration Association before a panel of three arbitrators (the "Arbitrators") in accordance with the Expedited Commercial
                  -----------
Arbitration Rules of the American Arbitration Association. The parties agree that binding arbitration shall be the sole means of resolving any Dispute.

     (b)  Costs.  The costs of the arbitration proceeding and any proceeding in
          -----
court to confirm or to vacate any arbitration award (including, without limitation, actual attorneys' fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrators' decision, unless the Arbitrators shall otherwise allocate such costs in such decision.

     15.  Assignment.  Neither this Agreement nor the rights or obligations
          ----------
hereunder shall be assignable by either party hereto, by operation of law or otherwise, without the prior written consent of the other party hereto, and any purported assignment shall be null and void; provided, however, that TFT may
                                             --------  -------
subcontract to third parties to provide certain Services hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     16.  Force Majeure/Delay.  No party will be responsible for delays in or
          -------------------
suspension of performance caused by acts of God or governmental authority.

     17.  Entire Agreement.  This Agreement, the Schedules and the License
          ----------------
Agreement constitute the entire agreement, and supersedes all prior agreements and understandings (oral and written), by and among the parties hereto with respect to the subject matter hereof.

     18.  Conflicts.  To the extent the License Agreement, or any other document
          ---------
or other agreement executed in connection with the License Agreement, is in conflict with any term or provision of this Agreement or any Schedule to this Agreement with respect to any Service expressly described in a Schedule, this Agreement will take precedence. To the extent this Agreement is in conflict with any Schedule, this Agreement will take precedence.

     19.  Third-Party Rights.  Nothing contained in this Agreement, express or
          ------------------
implied, establishes or creates, or is intended or will be construed to establish or create, any right in or remedy of, or any duty or obligation to, any third party other than the Recipients and Providers.

     20.  Notices.  All notices or other communications hereunder shall be
          -------
deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended on the day so delivered, if delivered by registered or certified mail, return receipt requested, on the third business day following such mailing or by a national courier service on the Business Day following such mailing, or if sent by telecopier on the day telecopied, or if not a business day, the next succeeding business day, provided
                                                                        --------
that the telecopy is promptly confirmed by telephone confirmation thereof, to
----
the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

     To TSI or any Recipient:

     TIBCO Software Inc.
     3165 Porter Drive
     Palo Alto, CA  94304
     Tel:  (650) -
     Fax:  (650) -
     Attn:  General Counsel


     with a copy to:

     Chief Financial Officer as above


     To TFT or any Provider:

     TIBCO Finance Technology Inc.
     3375 Hillview Avenue
     Palo Alto, CA  94304
     Tel:  (650)  846-5000
     Fax:  (650)  846-5005
     Attn:  General Counsel


     with a copy to:

     Chief Financial Officer as above

     21.  Disaster Recovery.  TSI and TFT each agrees that the other shall have
          -----------------
a right meaningfully to participate in and comment on the business resumption and/or disaster recover plans, exercises and drills conducted by the other or any Provider from time to time, including without limitation in connection with Millennium planning.

     22.  Counterparts.  This Agreement may be executed by the parties hereto in
          ------------
one or more counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     23.  Amendment; Waiver.  Any provision of this Agreement may be amended or
          -----------------
waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     24.  Severability.  The provisions of this Agreement shall be deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     25.  Headings.  Headings contained in this Agreement are for reference
          --------
purposes only. They shall not affect in any way the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


     TIBCO FINANCE TECHNOLOGY INC.



     By:___________________________
      Name:
      Title:


     TIBCO SOFTWARE INC.



     By:___________________________
      Name:
      Title:

                                  SCHEDULE 1
                                  ----------




                TIBCO Software, Inc/TIBCO Finance Technologies
                           Travel Services Agreement




TIBCO Finance Technology, Inc ("TFT") will provide Travel Services to TIBCO Software, Inc. ("TSI").

Staffing:  TFT will provide the appropriate staffing as agreed upon with TSI for
the Travel Services department to continue the current service levels.   TFT
will maintain primary responsibility for managing the Travel Services department, and ensuring the staff are properly trained. Travel Services staff will rotate between TFT and TSI buildings based on travel volume and activity requirements.

Travel Agency: TFT will be the primary contact with the Travel Agency, and will ensure that service-levels for TSI are maintained in accordance with the agreement with the Travel Agency ("Travel Agency Agreement").

Hours: Travel office hours will be 8:00am to 6:00pm, Monday through Friday PST. After-hours and emergency services will be available to TSI in accordance with the Travel Agency agreement.

Equal priority: Travel services will be provided to TFT and TSI on equal priority. Staff location will be based on service requirements. If there are at least two staff on duty at any time, at least one will be at the TSI location.

Facilities: TSI will provide, at it's own cost, facilities for Travel Services located at the TSI building.

Fixed costs: TFT expects to incur approximately $10,000 in upfront costs to convert to a new travel agency. TSI will pay 50% of the actual costs incurred, which will be refundable on a pro-rata basis if this agreement is terminated for breach within the first 24 months.

Ongoing costs: TFT will charge TSI for Travel Services by allocating the loaded costs of the Travel Services department based on dollar volume for TFT and TSI for the prior quarter. "Loaded Costs" for purposes of this agreement are defined as salary plus employee benefits overhead, which shall exclude
facilities and depreciation charges.   If TFT and TSI agree that additional
agents are required to support service-level requirements, and those agents are provided by the Travel Agency, fees for additional travel agents provided by the Travel Agency to will be netted out of commissions due to TSI based on the dollar volume for TFT and TSI for the prior quarter.

Travel Accounting and Billing: TFT will ensure that travel accounting and billing activity with the Travel Agency for TFT and TSI is separately maintained. All expenses, commissions, refunds and rebates will be separately identified between the two companies, and a separate billing from the Travel Agency prepared.

Payment: TFT will invoice TSI monthly for all Travel Services charges related to the TFT Travel Services employees. TSI will pay amounts due to TFT within 7 days of receiving a correct invoice and supporting documentation. TSI will pay the separate TSI billing from the Travel Agency in accordance with the payment terms in the Travel Agency Agreement. This payment can be made through TFT or directly to the Travel Agency as mutually agreed between TFT and TSI.

Travel Policies: TFT agrees that Travel Services will administer TSI travel in accordance with the documented TSI travel policy.

Term and Termination: Travel Services shall be provided for a one-year term, which shall automatically renew for additional one-year terms on an annual basis unless terminated by either party for any reason upon 60 days written notice.

                                  SCHEDULE 2

              TIBCO Software Inc./TIBCO Finance Technology Inc.
                            Cafe Services Agreement




TIBCO Software, Inc. (TSI) amd TIBCO Finance Technology, Inc. (TFT) will share the services of Bon Appetite and the Bon Appetite cafe manager, Ken Sligar. TFT will manage the contractual relationship with Bon Appetite.

TSI will receive a direct bill from Bon Appetite for costs directly incurred at the Porter Drive site, including the cafeteria service and food, catering service, coffee service, and subsidy.

Ken Sligar will continue to manage both the TSI facility at Porter Drive and the TFT facility at Hillview Drive. Ken will spend as much time as required at the Porter site to ensure that the cafeteria and related services are satisfactory to TSI. It is currently estimated that this will require 35% of Ken's time over the next six months. TFT will communicate to Bon Appetite the allocation of Ken's expenses to be included in the TSI invoice. This allocation will be set at 35% for the first six months. TFT and TSI will review this charge and adjust as appropriate every six months, or sooner if one or both parties feel the allocation is materially misrepresenting the service being provided to either party.

The foregoing agreement can be cancelled with 60 days written notice by either party at any time for any reason.

                                  SCHEDULE 3
                                  ----------




                            Service Level Agreement

                                    between

                     TIBCO Finance Technology Inc. (TFTI)
                                      and
                           TIBCO Software Inc. (TSI)



              For the delivery of Information Technology Services





                                 Version  0.7
                                 June 24, 1999

Executive Overview
TFTI currently provides a range of Information Technology services to TSI, including helpdesk support, desktop management, network management, infrastructure management, asset management, Internet & Intranet support to TSI end users. Subsequent to the relocation of TFTI to the Hillview Avenue building, the nature of that support will necessarily change, and TSI will take over responsibility for the day-to-day operations of TIBCO Software Inc., especially the Porter Drive site. This Service Level Agreement defines the Information Technology services that TFTI will provide to TSI through the calendar year 1999.
This service level agreement ("SLA") provides detailed documentation for each service provided by TFTI including: a description of the services presently being provided, and to be provided; the deliverables resulting from the service provided; and the service levels to be expected by TSI.

1. Services

This Service Level Agreement ("SLA") is a working agreement between TSI and TFTI. This document defines the level of service which will be provided to TSI by TFTI, and is the foundation for all Information Technology Services provided to TSI by TFTI.


     1.1.  Levels of Support

        Support Level            Description                          Explanation
------------------------------------------------------------------------------------------------
                                                                 First level of user support
              1                 Front Line Support - E-mail,     and interaction. Primary
                                phone, & drop-ins                channel of communication with
                                                                 user.
 ------------------------------------------------------------------------------------------------
                                                                 Direct hands-on intervention
              2                 Hands-On Support - Desktops &    of an IT staff member in
                                Servers                          resolving an issue.
-------------------------------------------------------------------------------------------------
                                                                 Utilization of specialized
                                                                 knowledge. Aspects of design
              3                 Advisement/Consultation          and planning as well as
                                Support - Infrastructure         research & discovery also
                                                                 covered.
------------------------------------------------------------------------------------------------

     1.2.   Service Coverage Level over Time for Specific Services
     1.2.1. TFTI Information Technology Group will provide the following service levels to TSI for TFTI infrastructure at Porter Drive. The chart refers to components with the following descriptors:


        Service Description                 Apr      May/Jun      July/Aug/Sep      Oct/Nov/Dec
LAN Services                                1,2,3      3           3                 3
WAN Services                                1,2,3      3           3                 3
Remote Access                               1,2,3      3           3                 3
Helpdesk Support                            1,2,3      3           3                 3
Desktop System Support                      1,2,3      3           3                 3
Server System Support                       1,2,3      3           3                 3
Naming Services                             1,2,3      3           3                 3
On-call Support                             1,2,3      3           3                 3
Internet & Intranet Support                 1,2,3      3           3                 3
Remote Office Support                       1,2,3      3           3                 3


     1.2.2. TFTI Information Technology Group will provide the following service levels to TSI for TFTI infrastructure at Hillview Ave.


Service Description                            Apr        May/Jun      July/Aug/Sep       Oct/Nov/Dec
OC3c between Porter and Hillview               1,2,3      2,3          2,3                2,3
Remote Services                                1,2,3      2,3          2,3                2,3
Server System Support                          1,2,3      2,3          2,3                2,3
On-call Support                                1,2,3      2,3           3                  3
Remote Office Support                          1,2,3      2,3          2,3                2,3

1.3.   Service Description

1.3.1. Palo Alto LAN Services: TFTI will provide LAN access to assets that are moved from Porter Drive to Hillview Avenue through a SONET interface that is solely managed and operated by TFTI. TFTI currently provides day-to-day management of the LAN infrastructure in the Porter Drive facility. TSI will migrate from the existing infrastructure in calendar year 1999. During this transition period, TFTI will provide third-level support for problems with the existing LAN infrastructure.


1.3.2. WAN Services: TFTI will provide WAN services for TSI employees, workgroups and assets that are located in TFTI managed facilities world-wide. WAN services include providing network connectivity for all locations in North America, Europe, and Asia-Pacific. In addition, TFTI will provide integration support to this network for TSI managed networks, both local and wide-area.


1.3.3. Remote Access Networking: TFTI currently provides dial-in network support for TSI, supporting asynchronous and ISDN connections. TFTI will continue providing this support throughout calendar year 1999.


1.3.4. Helpdesk Support: TFTI currently provides Helpdesk support to TSI users. After the move of TFTI to the Hillview Avenue facility, TSI will be responsible for providing this support. However, issues requiring special knowledge of the Porter Drive infrastructure, will be referred to TFTI IT support staff for third-level support by TSI Helpdesk.


1.3.5. Desktop Systems Support: TSI will be responsible for providing Desktop support for TSI users and employees. This support includes desktop Windows and UNIX machines and laptop Windows machines. However, issues requiring special knowledge of the Porter Drive infrastructure, will be referred to TFTI IT support staff for third-level support by TSI Helpdesk.


1.3.6. Server Systems Management: TFTI Server Systems Administration is responsible for the installation, configuration, troubleshooting, and day-to-day management of Hillview Avenue server environment. The server environment includes such devices as Microsoft NT Servers and UNIX Servers, and the servers included in this service category are defined in Appendix A. TFTI will also provide third-level support for servers that were deployed at Porter Drive for TSI use, but that are directly supported by TSI.


1.3.7. Naming Services: TFTI currently provides DNS, NIS, and WINS services for TSI end users. These services will continue uninterrupted after the move to the Hillview Avenue location. The server environment includes such devices as Microsoft NT Servers and UNIX Servers. TSI end users can obtain TFTI Server Systems Administration services by placing a call to the IT Help Desk and requesting assistance. TFTI Server Systems Administration is responsible for the installation, configuration, troubleshooting, and day-to-day management of the Hillview Avenue server environment. TFTI will also provide third-level support for servers that were deployed by them at Porter Drive for TSI use.


1.3.8. On-Call Support: TFTI currently provides 24x7 on-call support to TSI. At some future date (but before the end of calendar year 1999), TSI will become responsible for on-call support for TSI end users. Before this shift in responsibility, TFTI will continue to provide third-level support for equipment, services or issues that were deployed or encountered prior to the shift.


1.3.9. Internet & Intranet Support Services: TFTI currently provides access to the Internet and Intranet services that are used and shared by TSI end users. It is TSI's intention to migrate its usage of these services to TSI provided facilities and assets. However, that migration cannot be successful without the full attention, willingness and coordinated execution of both TFTI and TSI. Recognizing that other priorities may take precedence, TFTI will continue to provide these services to TSI until a mutually agreed-upon migration takes place.


1.3.10. Remote Site Support: TFTI currently provides a full range of services to TSI employees, contractors, agents and/or other assets (such as routers, hubs and servers) that reside in TFTI managed facilities. TSI will continue to share space in these TFTI managed sites. TFTI will provide services and support to the TSI users as if they were TFTI users.


1.3.11. Electronic Mail: TFTI currently provides email services to TSI, including server support, distribution of email to various mail servers through a mail relay, and the maintenance and synchronization of mail aliases. TFTI will continue to provide these services to TSI until a mutually agreed-upon migration takes place. On or before June 1, 1999, responsibility for the "tibco.com" domain will transfer to TSI. At that time, TSI will provide mail relay services to TFTI, to support their transition to a new domain.


1.3.12. Telecommunications Services: TFTI will provide the following services to TSI:
         .Access Management
         .Long Distance
         .Calling Cards
           . Ordering calling cards for new employees
           . Canceling cards for terminated employees
         .Pagers
           . Ordering new and replacement pagers and returning them for terminated employees
           . Keep updated list of employee pager numbers


         .System administration of CBX and PhoneMail
           . Create phone stations for new employees
           . Install phones

           .  Wiring in switch room
           .  Create PhoneMail box
           .  Provide information and instruction when needed
           .  Moves, adds and changes
           .  Contact Siemens technician when needed
           . Order digital and analog cards, phones, and accessories . Call detail recording
         .  Provide reports as requested

2.  TFTI Staff Levels of Service (Service Hours)

    The following table defines the hours that TFTI staff provides to TSI. The percentage is based on a 40-hour week.


    2.1.IT

                Name                  Apr        May/Jun        July/Aug/Sep        Oct/Nov/Dec
Jennifer Casillas                     33%        20%            10%
HD Admin                              33%
HD Admin                              33%
Jack Wang                             33%        25%            20%                 20%
Kunal Handa                           33%        20%            10%                  5%
UNIX Admin                            33%
UNIX Admin                            33%
Lemuel Lee                            33%         5%            10%                  5%
PC/NT Admin                           33%
PC/NT Admin                           33%
Total                               3.3 FTE     .9 FTE        .5 FTE               .3 FTE


2.2.    Telecomm

                Name                  Apr        May/Jun       July/Aug/Sep         Oct/Nov/Dec
Jenny McGuire                         50%        50%           50%                  50%
Total                               0.5 FTE    0.5 FTE       0.5 FTE              0.5 FTE


     Note: FTE = Full Time (40-hour week) Equivalent


3.  Fees

    [Fees to be filled in by TFT]


4.  Key Assumptions/Requirements

    . TSI will establish Helpdesk Support on April 26th, 1999, 2 weeks prior to the May 7th, 1999 move date. A transition period of 4 weeks will ensue, during which TFTI and TSI Helpdesk Support will be jointly supporting the TFTI and TSI infrastructures. At the close of the 4th week (May 21st,

       1999) TFTI and TSI will be handling support separately for each perspective company.
    . TSI will provide On-Call Support information (e.g. pager, cellular phone, and home phone numbers) to TFTI On-Call Support the week prior to the May 7th, 1999 move date. TFTI will continue to provide third-level support for TFTI Infrastructure at Porter Drive, and TSI will provide contact information for TSI individuals that will provide first and second level support for said infrastructure.
    . TFTI will not be providing any first or second level support for any infrastructure at Porter Drive. TFTI will provide TSI with third level support for Infrastructure at Porter Drive.
    . TFTI will provide second and third level support for Hillview Infrastructure that TSI relies on. First level support must be provided by TSI then routed appropriately to TFTI.

Appendix A: Supported Servers

Computer Name                               Operating
                        Description         System              Function                       Location
---------------------------------------------------------------------------------------------------------------------
Compute Servers         Sun                 UNIX                Compute Server                 Hillview Avenue
---------------------------------------------------------------------------------------------------------------------
NIS Servers             Sun                 UNIX                NIS Server                     Porter Drive
---------------------------------------------------------------------------------------------------------------------
Badger22                Sun                 UNIX                GP for UNIX Users              Hillview Avenue
---------------------------------------------------------------------------------------------------------------------
Bonestorm               Compaq              NT                  Exchange Server                Hillview Avenue
---------------------------------------------------------------------------------------------------------------------
Bonestorm2              Compaq              NT                  Exchange Server                Hillview Avenue
---------------------------------------------------------------------------------------------------------------------
Condor                  Sun                 UNIX                GP for UNIX Users              Hillview Avenue
---------------------------------------------------------------------------------------------------------------------
Diablo                  Compaq              NT                  BDC                            Porter Drive
---------------------------------------------------------------------------------------------------------------------
Falcon                  Sun                 UNIX                GP for UNIX Users              Hillview Avenue
---------------------------------------------------------------------------------------------------------------------
Flash                   Sun                 UNIX                Mail Gateway                   Hillview Avenue
---------------------------------------------------------------------------------------------------------------------
Galaxy                  Sun E450            UNIX                File Server                    Hillview Avenue
---------------------------------------------------------------------------------------------------------------------
Heretic                 Compaq              NT                  PDC                            Hillview Avenue
---------------------------------------------------------------------------------------------------------------------
Key Largo               Auspex              UNIX                File Server                    Hillview Avenue
---------------------------------------------------------------------------------------------------------------------
Oxford                  Sun                 UNIX                UNIX Print Server              Porter Drive
---------------------------------------------------------------------------------------------------------------------
Post                    Compaq              NT                  Print Server                   Porter Drive
---------------------------------------------------------------------------------------------------------------------
Relic                   Compaq              NT                  File Server                    Hillview Avenue
---------------------------------------------------------------------------------------------------------------------
Relic                   Compaq              NT                  PDC                            Hillview Avenue
---------------------------------------------------------------------------------------------------------------------
Script                  Compaq              NT                  Print Server                   Porter Drive
---------------------------------------------------------------------------------------------------------------------
Skyhawk                 Sun                 UNIX                GP for UNIX Users              Hillview Avenue
---------------------------------------------------------------------------------------------------------------------
Surfme                  Sun                 UNIX                Intranet Web Server            Hillview Avenue
---------------------------------------------------------------------------------------------------------------------
Tekbspa                 Sun                 UNIX                Mail Server & Relay            Hillview Avenue
---------------------------------------------------------------------------------------------------------------------
WINS/ MB Server         Compaq              NT                  WINS/Browser Servers           Porter Drive
---------------------------------------------------------------------------------------------------------------------
Tickle                  Sun                 UNIX                Proxy Server                   Hillview Avenue
---------------------------------------------------------------------------------------------------------------------
Zebra                   Sun                 UNIX                GP for UNIX Users              Hillview Avenue
---------------------------------------------------------------------------------------------------------------------


Note: This appendix may not be complete and may not contain all of the servers which TFTI will maintain for TSI's use. All the servers and racks located at Porter Drive are properties of TFTI, and TSI will return these servers to TFTI no later than January 5, 2000.